As filed with the Securities and Exchange Commission on March 29, 2010

Registration No. 333-161839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TBS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland
(State or other jurisdiction of
incorporation or organization)

98-0646151
(IRS Employer Identification Number)

Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
+1 353(0) 1 618 0000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation
111 Eighth Avenue
New York, NY 10011
(212) 479-8240

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Steven R. Finley
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

EXPLANATORY NOTE

This Amendment No. 2 (the “Amendment No. 2”) to Registration Statement on Form S-3 (Registration No. 333-161839) (as amended, this “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by TBS International plc, an Irish public limited company (“International”), as successor issuer to TBS International Limited, a company incorporated under the laws of Bermuda (“TBS-Bermuda”).

Pursuant to a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”), on January 6, 2010, all of the previously outstanding Class A common shares of TBS-Bermuda were cancelled and each holder of cancelled TBS-Bermuda Class A common shares received Class A ordinary shares of International on a one-for-one basis, and all of the previously outstanding Class B common shares of TBS-Bermuda were cancelled and each holder of cancelled TBS-Bermuda Class B common shares received Class B ordinary shares of International on a one-for-one basis (the “Transaction.”).  Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, International’s Class A ordinary shares are deemed registered under Section 12(b) of the Exchange Act.  International’s Class A ordinary shares have been approved for listing on the Nasdaq Global Select Market and began trading under the symbol “TBSI,” the same symbol under which the TBS-Bermuda Class A common shares previously traded, on January 7, 2010.  International’s Class B ordinary shares are not, and will not be, registered under the Exchange Act.

Except as modified by this Amendment No. 2, International expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Transaction or necessary to keep the Registration Statement from being misleading in any material respect.

TBS International plc

Debt Securities
Class A Ordinary Shares
Preference Shares
Depositary Shares
Warrants
__________________

10,000,000 Class A Ordinary Shares offered by

the selling shareholders
We may offer from time to time:

•	senior or subordinated debt securities of TBS International plc;

•	Class A ordinary shares of TBS International plc;

•	preference shares of TBS International plc;

•	depositary shares of preferences shares of TBS International plc; and

•	warrants for the purchase of ordinary shares of TBS International plc.

The aggregate initial offering price of the securities that we will offer for sale pursuant to this prospectus and any prospectus supplement will not exceed $500,000,000.  When we offer securities pursuant to this prospectus, we will provide specific terms of the offering and material tax considerations pertaining to an investment in the securities in supplements to this prospectus.  The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents on a continuous or delayed basis.  See “Plan of Distribution.”  If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  The securities may be offered separately or together in any combination and as separate series.

The selling shareholders may offer and sell up to 10,000,000 shares in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part.  The prices at which the selling shareholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We and the selling shareholders will provide the specific terms of any offering of shares, including the price of the shares, in supplements to this prospectus.

The ordinary shares of TBS International plc are listed on the Nasdaq Global Select Market under the symbol “TBSI.”

Investing in our securities involves a high degree of risk.  See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
Prospectus dated March 29, 2010.

The address of our registered and principal office is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.  The telephone number at that address is +1 353(0) 1 618 0000.  The mailing address for our executive office in the United States is c/o TBS Shipping Services Inc., 612 East Grassy Sprain Road, Yonkers, New York, 10710, and the telephone number at that address is (914) 961-1000.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission.  By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to an aggregate amount of $500,000,000.  In addition, the selling shareholders may sell up to 10,000,000 Class A ordinary shares in one or more offerings.

The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities that we and the selling shareholders may offer.  Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except where we indicate otherwise or the context requires otherwise, references in this prospectus to “we,” “us” and “our” or similar terms are to TBS International plc, an Irish public limited company, and its consolidated subsidiaries, and references to “International” are to only the parent company, TBS International plc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov.  You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our Class A ordinary shares are listed and traded on the Nasdaq Global Select Market.  You may inspect the information we file with the SEC at the Nasdaq’s offices.  For further information on obtaining copies of our public filings at the Nasdaq Global Select Market, you should call (212) 401-8700.  Information about us, including our SEC filings, also is available at our Internet site at http://www.tbsship.com.  However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.  We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, prior to the termination of the offering under this prospectus:

•
the Annual Report of the Company on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, (including the portions of our Proxy Statement on Schedule 14A, incorporated by reference therein);

•	the Current Reports of TBS-Bermuda on Form 8-K filed on January 7, 2010 and January 8, 2010;

•
the description of the Company’s ordinary shares included in Item 8.01 of the Company’s Current Report on Form 8-K12B filed on January 8, 2010, including any amendment or report filed for the purpose of updating such description; and

•	the Current Reports of the Company on Form 8-K filed on January 13, 2010, February 2, 2010 and March 9, 2010.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus at no cost to you by writing or telephoning us at the following address:

TBS International plc
Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
+1 353(0) 1 618 0000

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement and any free writing prospectus provided, authorized or approved by us.  We have not authorized anyone else to provide you with other information.

TBS INTERNATIONAL PLC

We are an ocean transportation services company that offers worldwide shipping solutions to a diverse client base of industrial shippers.  We offer liner, parcel and bulk services supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers.  Our liner, parcel and bulk services carry industrial goods, project cases, steel products, fertilizers, metal concentrates, salt, sugar, grain, aggregate and general cargo.  In addition to providing frequent, regularly scheduled voyages within our shipping network, we offer our Five-Star Service consisting of ocean transportation, logistics, port services, operations and strategic planning.  This Five Star Service provides a fully integrated shipping solution to our customers which distinguishes us from traditional dry cargo shipping companies.

Over the past 17 years, we have developed our business model around key trade routes between Latin America and Japan, South Korea and China, as well as ports in North America, Africa, the Caribbean, and the Middle East.  We differentiate ourselves by offering a fully integrated shipping solution to our customers, which we refer to as our Five Star Service.  As part of our Five Star Service, we offer total project coordination, door-to-door supply chain management including port services, terminal operations, trucking, barging, warehousing, distribution, inland pick-up and delivery, and documentation.  We also provide frequent, regularly scheduled voyages within our shipping network and offer additional services such as strategic planning, cargo scheduling, loading and discharge.

As of December 31, 2009, our controlled fleet totaled 48 vessels, including 46 ships that we own and two that we charter-in with an option to purchase.  On March 29, 2007, we entered into a contract for six “Roymar Class” 34,000 deadweight ton, or dwt, multipurpose vessels with retractable tweendecks, designed to our specifications.  We took delivery of the first vessel Rockaway Belle on September 23, 2009 in China from Nantong Yahua Shipbuilding Group Co., Ltd.  Three of the vessels are scheduled for delivery in 2010 and the remaining two in 2011.  The three new buildings, which are expected to be delivered in the first, second and fourth quarter of 2010, have been named Dakota Princess, Montauk Maiden and Omaha Belle.

We target niche markets, which include trade routes, ports and cargoes not efficiently served by container and large dry bulk vessel operators. In order to effectively serve these markets, we offer regularly scheduled voyages using our fleet of multipurpose tweendeckers and handysize and handymax dry bulk carriers.  Tweendeck vessels are differentiated by their retractable decks that can create separate holds, facilitating the transportation of non-containerized cargoes.  Our vessels are able to navigate and service many ports with restrictions on vessel size and transport many types of cargo that cannot be carried efficiently by container or large dry bulk carriers.  We operate our vessels in five liner, parcel and bulk services over eight routes:

Service	Routes	Cargoes
TBS Pacific Service	Eastbound Japan, South Korea and China to the West, North and East Coasts of South America Westbound: Peru, Ecuador and Chile to East Asia	Eastbound: Steel products, project cargo and general cargo Westbound: Minerals, metals, metal concentrates and fishmeal
TBS Latin America Service	Northbound: Brazil to the Caribbean basin and the West Coast of South America Southbound: Colombia to Brazil and Argentina	Steel products, project cargo and general cargo Coal and petroleum coke
TBS North America Service	Northbound: Caribbean to North America Southbound: North America to the Caribbean basin, South America and West Africa	Limestone and aggregates Fertilizer, agricultural products and steel products
TBS Middle East Carriers	Middle East region, including ports in the United Arab Emirates, to Qatar and Kuwait	Bulk aggregates
TBS Ocean Carriers	Brazil to the West Coast of Africa	Bulk sugar and salt

In addition to our liner, parcel and bulk services on the trade routes described above, we time charter-out vessels on an individual customer basis through TBS Ocean Carriers.  However, any of our services may time charter-out a vessel to meet our customers’ needs.  Generally, we time charter-out vessels on a long-term basis to customers seeking vessel tonnage and on a short-term basis to reposition a vessel.

A time charter is a contractual arrangement under which a shipowner is paid for the use of a vessel at a daily rate for a fixed period of time.  The shipowner is responsible for providing the crew and paying vessel operating expenses while the charterer is responsible for paying the voyage expenses.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges for the years ended December 31, 2009, 2008, 2007, 2006, 2005 and 2004, for TBS-Bermuda, International’s predecessor company.  For purposes of computing the ratio of consolidated earnings to fixed charges, “earnings” consists of earnings (loss) before income taxes and interest expense (including amortization of debt issuance cost and the portion of rents representative of interest), and “fixed charges” consists of interest expense (including amortization of debt issuance cost and the portion of rents representative of interest).

	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	*	10.8	8.8	3.5	4.7	5.1

*  Due to our loss in the year ended December 31, 2009, the ratio of earnings to fixed charges was less than 1:1.  The amount by which earnings were inadequate to cover fixed charges was approximately $67.0 million.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from our sale of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures, investments in our subsidiaries, acquisition of secondhand vessels and the acquisition or construction of new build vessels.

Our Class A ordinary shares also may be sold by certain shareholders in different ways and at varying prices from time to time.  We will not receive any of the proceeds from the sale of Class A ordinary shares by selling shareholders.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

•	senior or subordinated debt securities;

•	Class A ordinary shares;

•	preference shares;

•	depositary shares of preference shares;

•	warrants for the purchase of ordinary shares; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale.  We may issue debt securities that are exchangeable for or convertible into Class A ordinary shares or any of the other securities that may be sold under this prospectus.  When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement.  We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.  As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section.  If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.  As a result, the statements we make in this section may not apply to the debt security you purchase.

Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.  “International” refers to TBS International plc on an unconsolidated basis and does not include any of its consolidated subsidiaries.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities.  International will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between International and the trustee named in the applicable prospectus supplement.  International will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between International and the trustee named in the applicable prospectus supplement.  We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee.  In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures.  You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities.  The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part.  The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

The senior debt securities will be unsubordinated obligations.  They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.  The subordinated debt securities will be subordinated in right of payment to the prior payment in full of International’s senior debt.  See “Subordination of Subordinated Debt Securities.”  The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement.  We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of International’s outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time.  Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue.  We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.  All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

(1)	the title of the debt securities;

(2)	any limit upon the aggregate principal amount of the debt securities;

(3)	the price at which International will issue the debt securities;

(4)	the date or dates on which the principal of the debt securities will be payable (or the method of determination thereof);

(5)
the rate or rates (or the method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable and the dates on which any other amounts, if any, will be payable;

(6)	if other than as set forth herein, the place or places where the principal of and other amounts, if any, and interest, if any, on the debt securities will be payable;

(7)	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

(8)	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

(9)
our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

(10)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series shall be issuable;

(11)	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate;

(12)	whether the debt securities are convertible into Class A ordinary shares and, if so, the terms and conditions of such conversion;

(13)	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(14)	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

(15)	the ranking of such debt securities as senior debt securities or subordinated debt securities;

(16)
if other than U.S. dollars, the currency, or currencies or currency units issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and interest, if any);

(17)	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(18)	the ability, if any, to defer payments of principal, interest, or other amounts; and

(19)
any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register.  Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form.  Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent.  No service charge will be made for any registration of transfer or exchange of the debt securities, but International may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by International with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

International will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof.  Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

The indentures provide that International may issue senior and subordinated debt securities in the forms, including temporary or definitive global form, established by board resolutions or in a supplemental indenture.

Unless indicated otherwise in the applicable prospectus supplement, International will issue senior and subordinated debt securities in denominations of $1,000 or any integral multiple of $1,000, and interest on the debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

International will maintain an office or agency where the debt securities may be presented for payment, conversion, registration of transfer and exchange.  The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities.  Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but International or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that International will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.”  Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry, or global, securities.  Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons.  Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC.  DTC therefore will be the only registered holder of these securities.

Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system.  Purchasers also may hold interests through a securities intermediary — a bank, brokerage house and other institution that maintains securities accounts for customers — that has an account with DTC or its nominee.  DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers.  Some of these customers may be securities intermediaries holding securities for their customers.  Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary.  The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security.  In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder’s ownership of securities.  The book-entry system for holding securities eliminates the need for physical movement of certificates.  However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form.  These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	We decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount.  Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities.  DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Exchange Act.  The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Links may be established among DTC, Clearstream and the Euroclear System (Euroclear) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.  Euroclear and Clearstream are international clearing systems that perform functions similar to those that DTC performs in the U.S.

Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment.  After settlement, Clearstream or Euroclear will credit its participant’s account.  Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment.  The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

The information in this “Book-Entry Procedures and Settlement” section, including any description of the operations and procedures of DTC, Euroclear or Clearstream, has been provided solely as a matter of convenience.  We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.  The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them.  We urge investors to contact such systems or their participants directly to discuss these matters.

Subordination of Subordinated Debt Securities

International will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness.  The terms will include a description of:

(1)	the indebtedness ranking senior to the debt securities being offered;

(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)
default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of International and, as specified in the relevant prospectus supplement, certain subsidiaries of International.

Any failure to perform, or breach of, any covenant or agreement by International in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default.  Remedies against International for any such failure or breach will be limited to liquidated damages.  If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to International by the trustee or to International and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, International will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof.  The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.  In addition, International will be required to deliver to the trustee, within 120 days after the end of each year, a certificate indicating whether the officers signing such certificate on International’s behalf know of any default with respect to the debt securities of any series that occurred during the previous year, specifying each such default and the nature thereof.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganizations of International) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by notice to International, may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled.  Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity satisfactory to it.  The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an event of default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request to, and offered indemnity satisfactory to, the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request.  However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Each indenture provides that International may consolidate with, sell, convey or lease all or substantially all of its assets to, or amalgamate or merge with or into, any other corporation, if:

(1)
either (a) International is the continuing company or (b) the successor company is a corporation incorporated under the laws of the United States or any state thereof or a member state of the European Union or any political subdivision thereof and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by International; and

(2)
International or such continuing or successor company, as the case may be, is not, immediately after such amalgamation, merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including International’s obligation to pay the principal of and interest on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

The indentures contain provisions permitting International and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that no such supplemental indenture may:

(1)
extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2)
reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3)	reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.

Additional amendments requiring the consent of each holder affected thereby may be specified for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.

Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, International and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

The indentures provide, if such provision is made applicable to the debt securities of any series, that International may elect to terminate, and be deemed to have satisfied, all its obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.  Such a trust may be established only if International complies with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our memorandum and articles of association.  Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our memorandum and articles of association, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”).

We are a public liability company incorporated under the laws of Ireland.  TBS-Bermuda was incorporated on November 26, 1997.  On February 15, 2001, TBS-Bermuda amalgamated with TBS Shipping International Limited, an exempted company incorporated under the laws of Bermuda, and the amalgamated company continued under the name TBS-Bermuda.  International was incorporated in Ireland as a public limited company on October 20, 2009 with company registration number 476578.  On January 6, 2010, all of the outstanding shares of TBS-Bermuda were cancelled and exchanged for shares of International.  Our fiscal year ends on December 31, and our registered office is located at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.  Our agent for service of process in the U.S. is CT Corporation, 1633 Broadway, New York, New York 10019.

Capital Structure

Authorized Share Capital.  Our authorized share capital is €40,000 and US$1,060,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 75,000,000 Class A ordinary shares with a nominal value of US$0.01 per share, and 30,000,000 Class B ordinary shares with a nominal value of US$0.01 per share and 1,000,000 preference shares with a nominal value of US$0.01 per share.  The authorized share capital includes 40,000 ordinary shares with a nominal value of €1 per share in order for International to satisfy at the time of its incorporation the statutory requirements for all Irish public limited companies commencing operations.

We have the authority to issue authorized but unissued Class A ordinary shares, Class B ordinary shares or preference shares.

We assumed TBS-Bermuda's Amended and Restated 2005 Equity Incentive Plan and TBS-Bermuda’s existing obligations to deliver shares under the equity incentive plan and other similar employee awards pursuant to the terms thereof and will continue to issue awards under the plan.

Our authorized share capital may be increased or reduced by way of an ordinary resolution of our shareholders.  The shares comprising our authorized share capital may be divided into shares of such nominal value as the authorizing resolution shall prescribe.

As a matter of Irish law, the directors of a company may issue authorized but unissued new ordinary or preference shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting.  An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting.  The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution.  Because of this requirement of Irish law, our articles of association authorize our board of directors to issue new ordinary or preference shares without shareholder approval for a period of five years from the date of our incorporation.

The rights and restrictions to which the ordinary shares are subject are prescribed in our articles of association.  Our articles of association entitle our board of directors, without shareholder approval, to determine the terms of the preference shares issued by us.  Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preference shares through the issue of the authorized but unissued preference shares and to establish the characteristics of each class or series, including the number of shares, designations, voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, our articles of association do not provide for the issuance of fractional shares and the official Irish register of our shareholders will not reflect any fractional shares.

Under Irish law and our memorandum and articles of association there are no limitations on the right of nonresidents of Ireland or owners who are not citizens of Ireland to hold or vote our shares.

Issued Share Capital.  As of the date of this prospectus, we have issued and outstanding 17,503,102 Class A and 12,390,461 Class B ordinary shares, each with a nominal value of US$0.01, and such shares are fully paid and non-assessable.  No ordinary shares with a nominal value of €1 per share or preference shares have been issued as of the date of this prospectus.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of our shareholders where our shares are to be issued for cash.  However, we have opted out of these pre-emption rights in our articles of association, as permitted under Irish law.  Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, our articles of association provide that this opt-out will lapse five years after our incorporation.  A special resolution requires not less than 75% of the votes of our shareholders cast at a general meeting.  If the opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding before the shares can be issued to any new shareholders.  These statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, our board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as our board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as our board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.  The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders.  Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

We also are subject to the rules of the Nasdaq Global Select Market, which require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves.  Distributable reserves, broadly, means International’s accumulated realized profits less its accumulated realized losses.  At incorporation, there are no “distributable reserves.”  No dividend may be made unless International’s net assets are equal to, or in excess of, the aggregate of International’s share capital plus undistributable reserves and the distribution does not reduce International’s net assets below such aggregate.  Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which International’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed its accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not International has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts”.  The “relevant accounts” will be either the last set of unconsolidated audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of International’s unconsolidated financial position and accord with accepted accounting practice.  If such unaudited financial statements are proposed prior to the first audited financial statements, they must be reported on by our auditors.  The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).  International does not have any distributable reserves because it is a newly formed holding company with no retained earnings, although an application is currently ongoing before the Irish courts to approve the creation of such reserves.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our articles of association.  Our articles of association authorize our board of directors to declare such dividends as appear justified from our profits without the approval of the shareholders at a general meeting.  Our board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting.  Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors.  The dividends can be declared and paid in the form of cash or non-cash assets.

Our board of directors may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to us in relation to our ordinary shares.

Our board of directors also is entitled to issue shares with preferred rights to participate in dividends declared by us in one or more series and to fix the rights, preferences, privileges and restrictions attaching to those shares, including dividend rights, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the numbers of shares constituting any series and the designation of any series, without further vote or action by the shareholders.  The holders of such preference shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Any series of preference shares could, as determined by our board of directors at the time of issuance, rank senior to our ordinary shares with respect to dividends, voting rights, redemption and/or liquidation rights.  These preference shares are of the type commonly known as “blank-check” preferred stock.

Share Repurchases, Redemptions and Conversions

Overview. Article 3(h) of our articles of association provides that any of our ordinary shares which we have acquired or agreed to acquire shall be deemed to be redeemable shares.  Accordingly, for Irish law purposes, the repurchase of our ordinary shares by us will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions.”  If our articles of association did not contain Article 3(h), repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “—Purchases by Our Subsidiaries,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.”  Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our Class A or Class B ordinary shares, we are referring to the redemption of our ordinary shares pursuant to Article 3(h) of our articles of association or the purchase of our ordinary shares by one of our subsidiaries, in each case in accordance with our articles of association and Irish law as described below.

Repurchases and Redemptions.  Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose.  International does not have any distributable reserves because it is a newly formed holding company with no retained earnings.  The issue of redeemable shares may only be made where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of International.  All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption.  Redeemable shares may, upon redemption, be cancelled or held in treasury.  Shareholder approval will not be required to redeem the shares, and these shares are redeemable at our option.

Our board of directors will also be entitled to issue preference shares which may be redeemed at our option or at the option of the shareholders, depending on the terms of such preference shares.  Please see “—Capital Structure—Authorized Share Capital” for additional information on redeemable shares.

Repurchased and redeemed ordinary shares may be cancelled or held as treasury shares.  The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital.  While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares.  Treasury shares may be cancelled or re-issued subject to certain conditions.

Purchases by Our Subsidiaries.  Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase our shares either on-market or off-market.  A general authority of our shareholders is required to allow any of our subsidiaries to make on-market purchases of our shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of our shares is required.  We expect to seek to renew such general authority, which must expire no later than 18 months after the date on which it was granted, at our first annual general meeting in 2010 and at subsequent annual general meetings.  In order for any of our subsidiaries to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.”  The Nasdaq Global Select Market, on which our Class A ordinary shares are listed, is not currently specified as a recognized stock exchange for this purpose by Irish law.  We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the Nasdaq Global Select Market to the list of recognized stock exchanges.  For an off-market purchase by any of our subsidiaries, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into.  The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at our registered office.

The number of shares held by our subsidiaries at any time will count as treasury shares for the purposes of the permitted treasury share threshold of 10% of the nominal value of our issued share capital.  While a subsidiary holds our shares, it cannot exercise any voting rights in respect of those shares.  The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under our articles of association, our board of directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or our share premium account for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

We may, by ordinary resolution of our ordinary shareholders, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares or subdivide our shares into smaller amounts than is fixed by our articles of association.

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized share capital.  We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital.

General Meetings of Shareholders

We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after International’s fiscal year-end.  Our first annual general meeting may be held outside Ireland.  Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting.  Because of the 15-month requirement described in this paragraph, our articles of association include a provision reflecting this requirement of Irish law.  At any annual general meeting only such business shall be conducted as shall have been brought before the meeting by or at the direction of our board of directors or by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings may be convened by (i) our board of directors, (ii) upon the written requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights, or (iii) upon the request of our auditors.  Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.  At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all of our shareholders and to our auditors.  The minimum notice periods under Irish law are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.  Our articles of association provide a minimum notice period of 21 clear days for an annual general meeting and for an extraordinary general meeting to approve a special resolution to approximate the equivalent provisions of TBS-Bermuda’s bye-laws.  Our articles of association provide for a minimum notice period of 14 clear days’ notice for all other extraordinary general meetings reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice.  The requisition notice can contain any resolution.  Upon receipt of this requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice.  This meeting must be held within two months of the receipt of the requisition notice.  If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same).  If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Our articles of association provide for a board of directors that is a single class serving a one-year term.  Directors are elected by the affirmative vote of a majority of the votes cast by shareholders.  Shareholders do not have cumulative voting rights.  Accordingly, the holders of a majority of the voting rights attaching to our Class A and Class B ordinary shares will, as a practical matter, be entitled to control the election of all directors.  At each annual general meeting, directors will be elected for a full term of one year.  Any nominee for director who does not receive a majority of the votes cast is not elected to the board of directors.  Holders of Class A ordinary shares are entitled to one vote per each such share at all meetings at which directors are elected.  Holders of Class B ordinary shares are entitled to one-half vote per each such share at all meetings at which directors are elected.  Our articles of association provide for a minimum number of directors of five.  If at any time the number of directors falls below the minimum, the remaining directors may act only for the purposes of appointing additional directors to satisfy the requirements of the articles of association with respect to the minimum number of directors, summoning a general meeting or preserving our assets.

Our articles of association provide that a director may be removed with or without cause by an ordinary resolution at a general meeting.

If our board of directors becomes aware that International’s net assets are half or less of the amount of its share capital and share premium, our board of directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that it learns of this fact.  This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

All votes at a general meeting will be decided by way of poll.  Every shareholder shall on a poll have one vote for each Class A and one-half of a vote for each Class B ordinary share that he or she holds as of the record date for the meeting (and, except as otherwise provided by the Irish Companies Acts or our memorandum and articles of association, the holders of Class A and Class B ordinary shares shall vote as a single class).  Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder.  All proxies must be appointed in the manner prescribed by our articles of association.  Our articles of association permit the appointment of proxies by the shareholders to be transmitted to us electronically.

Except where a greater majority is required by Irish law or our memorandum and articles of association, any question proposed for consideration at any general meeting or of any class of shareholders shall be decided by a simple majority of the votes cast by shareholders entitled to vote at such meeting.

In accordance with our articles of association, our board of directors may from time to time cause us to issue preference shares.  These preference shares may have such voting rights as may be specified in the terms of such preference shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preference shares).  Treasury shares and shares held by our subsidiaries will not be entitled to vote at general meetings of shareholders.

Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters.  A special resolution requires not less than 75% of the votes cast by shareholders at a general meeting.  This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes cast at a general meeting.  Examples of matters requiring special resolutions include:

•	amending our corporate purposes;

•	amending our articles of association;

•	approving a change in our name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or related person;

•	opting out of pre-emption rights on the issuance of new shares;

•	changing from an Irish public limited company to an Irish private company;

•	purchase of our shares off-market;

•	reduction of share capital;

•	resolving that we be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	mergers with companies incorporated in the European Union (as described below).

A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of both 75% by value of the voting members of each class of shares participating in the scheme of arrangement and more than 50% in number of the voting members of each class of shares participating in the scheme of arrangement, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class of our shares is addressed in our articles of association as well as the Irish Companies Acts.  Any variation of class rights attaching to our issued shares must be approved by a special resolution of the shareholders of the class affected or by the written consent of the holders of not less than 75% of the shareholders of the class affected.

Quorum for General Meetings

The presence of two or more shareholders, in person or by proxy and having the right to attend and vote at the meeting, and of the holders of more than 50% of our total issued voting shares, constitutes a quorum for the conduct of business.  No business may take place at a general meeting if a quorum is not present in person or by proxy.  Our board of directors has no authority to waive quorum requirements stipulated in our articles of association.  Abstentions and broker “non-votes” will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.  A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Inspection of Books and Records

Under Irish law, shareholders have the right to receive a copy of our memorandum and articles of association and any act of the Irish Government which alters our memorandum and articles of association; inspect and obtain copies of our minutes of general meetings and resolutions; inspect and receive a copy of our register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and receive balance sheets of our subsidiaries which have previously been sent to shareholders prior to an annual general meeting during the preceding 10 years.  Our auditors will also have the right to inspect all of our books, records and vouchers.  The auditors’ report must be circulated to our shareholders with our Irish Financial Statements 21 days before the annual general meeting and must be read to our shareholders at our annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

•
Court-approved scheme of arrangement under the Irish Companies Acts.  A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of both 75% by value of the voting members of each class of shares participating in the scheme of arrangement and more than 50% in number of the voting members of each class of shares participating in the scheme of arrangement, at a meeting called to approve the scheme;

•
Tender offer by a third party for all of our shares.  Where the holders of 80% or more of a class of our shares have accepted an offer for their shares, the remaining shareholders in that class may be statutorily required to also transfer their shares.  If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders in that class also have a statutory right to require the bidder to acquire their shares on the same terms.  If our shares were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

•
Merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56.  Such a merger must be approved by a special resolution.  If we are being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights.  Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, any shareholder who either: (i) voted against a special resolution approving the merger; or (ii) is a shareholder of a company in which 90% or more of the shares is held by the acquiring company in the merger, has the right to request that the successor company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of any class of voting shares of an Irish public limited company.  A shareholder must therefore make such a notification to us if as a result of a transaction the shareholder will be interested in 5% or more of our Class A ordinary shares, 5% or more of our Class B ordinary shares or 5% or more of any other class of shares issued from time to time; or if as a result of a transaction a shareholder who was interested in more than 5% of the relevant class of our shares ceases to be so interested.  Where a shareholder is interested in more than 5% of our Class A ordinary shares, 5% or more of our Class B ordinary shares or 5% or more of any other class of shares issued from time to time, such shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction.  The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the relevant class of share capital.  Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number.  All such disclosures should be notified to us within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify.  Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any shares in us concerned or held by such person shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding.  However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, we, under the Irish Companies Acts, may by notice in writing require a person who we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprising our relevant share capital to indicate whether or not it is the case and, where such person holds or has during that time held an interest in our shares, to give such further information as may be required by us including particulars of such person’s own past or present interests in our shares.  Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served on a person who is or was interested in our shares and that person fails to give us any information required within the reasonable time specified, we may apply to court for an order directing that the affected shares be subject to certain restrictions.  Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Irish Takeover Rules and Substantial Acquisition Rules.  A transaction by virtue of which a third party is seeking to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel.  The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles.  The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•
in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•
the board of a company must act in the interests of the company as a whole.  If the board of the target company advises the holders of securities in regards to the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•
a target company may not be hindered longer than is reasonable by an offer for its securities.  This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•
a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer.  If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in International, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months.  This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in us if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period.  A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements.  A voluntary offer is an offer that is not a mandatory offer.  If a bidder or any of its concert parties acquire our shares of the same class as the shares the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our shares of that class by the bidder or its concert parties during that period.  The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our shares of the same class as the shares the subject of the voluntary offer (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total shares the subject of the voluntary offer or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the bidder or its concert parties for shares (of the class of shares the subject of the voluntary offer) during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period.  The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total shares of the class of shares the subject of the offer in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules.  The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of International.  Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of International is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of International and such acquisitions are made within a period of seven days.  These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action.  Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below.  Potentially frustrating actions such as the issue of shares, options or convertible securities, material disposals, entering into contracts other than in the ordinary course of business or any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which our board of directors has reason to believe an offer is imminent.  Exceptions to this prohibition are available where:

•	the action is approved by our shareholders at a general meeting; or

•	with the consent of the Irish Takeover Panel where:

·	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

·	the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

·	in accordance with a contract entered into prior to the announcement of the offer; or

·	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Corporate Governance

Our articles of association allocate authority over our management to our board of directors.  Our board of directors may then delegate management to committees of the board of directors, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of our affairs.  It is our intention to have an Audit Committee, a Compensation Committee and a Nominating & Governance Committee.  We also adopted TBS-Bermuda’s Corporate Governance Guidelines.  Our board of directors may create new committees or change the responsibilities of existing committees from time to time.

Duration; Dissolution; Rights upon Liquidation

Our duration is unlimited.  International may be dissolved at any time by way of either a voluntary winding up or a creditors’ voluntary winding up.  In the case of a voluntary winding up, the approval is required by our board of directors by a resolution passed with the approval of a majority of those directors then in office and eligible to vote on that resolution and a special resolution of shareholders.  International may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our articles of association or the terms of any preference shares issued by our directors from time to time.  The holders of preference shares in particular may have the right to priority in a dissolution or winding up of International.  If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held.  Our articles provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preference shares.

Uncertificated Shares

Holders of our ordinary shares will not have the right to require us to issue certificates for their shares.  We currently intend to issue only uncertificated ordinary shares unless certificated shares are required by any stock exchange, a recognized depository, any operator of any clearance, settlement system or law.

Stock Exchange Listing

The International Class A ordinary shares are listed on the Nasdaq Global Select Market under the symbol “TBSI.” We do not currently intend to list our Class A ordinary shares on the Irish Stock Exchange or any other stock exchange.  We do not intend to list our Class B ordinary shares on any stock exchange.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares were duly and validly issued and are fully paid and non-assessable.

Transfer and Registration of Shares

Our share register is maintained by our transfer agent.  Registration in this share register will be determinative of membership in International.  A shareholder who holds shares beneficially will not be the holder of record of such shares.  Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares.  Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares from a person who holds such shares directly to any other person, from a person who holds such shares beneficially to a person who holds such shares directly, or from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares.  An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa).  Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on International’s official Irish share register.

Accordingly, we strongly recommend that any person who wishes to acquire our Class A ordinary shares acquires such Class A ordinary shares beneficially.

We do not intend to pay any stamp duty.  However, our articles of association allow us, in our absolute discretion, to pay any stamp duty payable by a buyer.  In the event of any such payment, we may seek reimbursement.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional preference shares, or “depositary shares,” rather than full preference shares.  In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preference shares as described in the applicable prospectus supplement.

The shares of any series of preference shares represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement.  The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preference shares, including dividend, voting, redemption, subscription and liquidation rights.  The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC.  You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preference shares underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the preference shares being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert preference shares held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary preference shares to be redeemed or converted.  The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preference shares.  The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preference shares.  If less than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including the initial deposit of preference shares and any redemption of the preference shares.  Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, equity securities or securities of third parties, including any of our affiliates, or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities.  We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants.  You should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

SELLING SHAREHOLDERS

We are registering for resale Class A ordinary shares held by certain of our shareholders.  The Class A ordinary shares to be sold by the selling shareholders were acquired in exchange for shares of TBS-Bermuda on January 7, 2010, upon the exercise or pursuant to our equity incentive plan or in open market purchases.  Ordinary shares issued pursuant to the equity incentive plan have been registered with the SEC on a registration statement on Form S-8.

The prospectus supplement for any offering of our Class A ordinary shares by the selling shareholders hereunder will include the following information:

•	the name of each selling shareholder;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of Class A and Class B ordinary shares held by each selling shareholder prior to the offering;

•	the number of Class A ordinary shares to be offered for each selling shareholder’s account; and

•	the number, and, if required by law, the percentage of Class A and Class B ordinary shares held by each of the selling shareholders before and after the offering.

Because the selling shareholders may be deemed to be “underwriters” under the Securities Act, the selling shareholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the offered securities:

•	through agents;

•	through marketing firms;

•	through one or more underwriters or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a combination of any of these methods of sale; or

•	at a fixed exchange ratio in return for other of our securities.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling shareholders use underwriters in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  If we or the selling shareholders utilize an underwriter or underwriters in the sale, we or the selling shareholders will execute an underwriting agreement with such underwriters at the time of sale to them.  Any underwriters will use the prospectus supplement to make sales of the securities in respect of which this prospectus is delivered to the public.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option.  In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of the ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.  If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market.  A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of the ordinary shares.  As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.  These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

If we or the selling shareholders use dealers in the sale of securities, we or the selling shareholders will sell the securities to the dealers as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling shareholders may sell the securities directly, without the involvement of underwriters or agents.  We or the selling shareholders also many sell the securities through agents we designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act of 1933.  In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.  We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement would describe the commission payable for solicitation of those contracts.

General Information

We or the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers.  In addition, some states may restrict us or the selling shareholders from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon certain legal matters in connection with the securities with respect to New York law, and Arthur Cox, will pass upon certain legal matters in connection with the securities with respect to Irish law.  Any underwriters also may be represented by their own counsel and that counsel will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrant.  The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$32,671
Printing Fees and Expenses	50,000
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	100,000
Trustee’s and Depositary’s Fees	10,000
Miscellaneous	6,000
Total	$273,671

Item 15.  Indemnification of Directors and Officers

TBS International plc

If a director or officer of an Irish company is found to have breached his or her fiduciary duties to that company, he or she may be held personally liable to the company in respect of that breach of duty.  Due to restrictions under the Irish Companies Act, the indemnity in International’s articles of association only permits the company to pay the costs or discharge the liability of a director or the secretary where judgment is given in favor of the director or secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused.  This restriction does not apply to executives who are not directors or the secretary of International.

In addition, under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty, and therefore International’s articles of association do not include provisions exempting directors from liability.  However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.  International has purchased and maintains a directors’ and officers’ liability policy.

Upon the completion of the Transaction, TBS-Bermuda and International entered into a deed poll of indemnity (the “Indemnity Deed Poll”), which provides indemnification to the officers (excluding auditors) and directors of International and provides that TBS-Bermuda will indemnify the indemnitee against actions, costs, charges, losses, damages and expenses related to such indemnitee’s service to International, except in respect of any fraud or dishonesty which may attach to such indemnitee.

Item 16.  Exhibits

Exhibit Number	Description
Incorporation by Reference
(where a report or registration statement is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)

1.1	Form of Debt Securities Underwriting Agreement	**
1.2	Form of Equity Securities Underwriting Agreement	**
4.1	Memorandum and Articles of Association of TBS International plc	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K12B filed on January 8, 2010
4.2	Certificate of Incorporation of TBS International plc	Incorporated by reference to Exhibit 4.2 of the Registrant’s Post-Effective Amendment No. 1 on Form S-8 filed on January 19, 2010
4.3	Form of Indenture of TBS International plc	*
4.4	Form of Subordinated Indenture of TBS International plc	*
4.5	Form of Deposit Agreement/Deposit Receipt	**
5.1	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith.
5.2	Opinion of Arthur Cox	Filed herewith.
12.1	Statement re computation of ratio of earnings to fixed charges	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)	Filed herewith.
23.3	Consent of Arthur Cox (included in Exhibit 5.2)	Filed herewith.
24	Power of Attorney	Filed herewith.
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Indenture (as filed by TBS International Ltd.)	*
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Subordinated Indenture (as filed by TBS International Ltd.)	*
25.3	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Indenture	Filed herewith.
25.4	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Subordinated Indenture	Filed herewith.

*           Previously filed.
**           To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and  (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1) (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 and section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yonkers, State of New York, on March 29, 2010.

TBS INTERNATIONAL PUBLIC LIMITED COMPANY

By: /s/ Joseph E. Royce
Name: Joseph E. Royce
Title: President, Chief Executive Officer, Chairman and Director

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Joseph E. Royce Joseph E. Royce	President, Chief Executive Officer, Chairman and Director (Principal Executive Officer and Authorized Representative in the United States)	March 29, 2010
/s/ Ferdinand V. Lepere Ferdinand V. Lepere	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 29, 2010
/s/ Frank. J. Pittella Frank. J. Pittella	Chief Accounting Officer (Principal Accounting Officer)	March 29, 2010
* Gregg L. McNelis	Senior Executive Vice President, Chief Operating Officer and Director	March 29, 2010
* James W. Bayley	Director	March 29, 2010
* John P. Cahill	Director	March 29, 2010
* Randee E. Day	Director	March 29, 2010
* William P. Harrington	Director	March 29, 2010
* Peter S. Shaerf	Director	March 29, 2010
* Alexander Smigelski	Director	March 29, 2010

*
The undersigned does hereby sign this registration statement on behalf of the above-indicated director or officer of TBS International plc pursuant to a power of attorney executed by such director or officer.

/s/ Ferdinand V. Lepere
Ferdinand V. Lepere, Attorney-in-Fact

EXHIBIT INDEX
Exhibit Number	Description
Incorporation by Reference
(where a report or registration statement is indicated below, that document has been previously filed with the SEC and the applicable exhibit is incorporated by reference thereto)

1.1	Form of Debt Securities Underwriting Agreement	**
1.2	Form of Equity Securities Underwriting Agreement	**
4.1	Memorandum and Articles of Association of TBS International plc	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K12B filed on January 8, 2010
4.2	Certificate of Incorporation of TBS International plc	Incorporated by reference to Exhibit 4.2 of the Registrant’s Post-Effective Amendment No. 1 on Form S-8 filed on January 19, 2010
4.3	Form of Indenture of TBS International plc	*
4.4	Form of Subordinated Indenture of TBS International plc	*
4.5	Form of Deposit Agreement/Deposit Receipt	**
5.1	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith.
5.2	Opinion of Arthur Cox	Filed herewith.
12.1	Statement re computation of ratio of earnings to fixed charges	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)	Filed herewith.
23.3	Consent of Arthur Cox (included in Exhibit 5.2)	Filed herewith.
24	Power of Attorney	Filed herewith.
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Indenture (as filed by TBS International Ltd.)	*
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Subordinated Indenture (as filed by TBS International Ltd.)	*
25.3	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Indenture	Filed herewith.
25.4	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 – Subordinated Indenture	Filed herewith.

*           Previously filed.
**           To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.